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                                   BY-LAWS OF

                        PIONEER COMMERCIAL FUNDING CORP.









Adopted:  March 9, 1994

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - OFFICES ...................................................        1
   1.01    Location ...................................................        1
   1.02    Change of Location .........................................        1

ARTICLE II - SHAREHOLDERS .............................................        1
   2.01    Place of Meetings ..........................................        1
   2.02    Annual Meeting .............................................        1
   2.03    Special Meetings ...........................................        2
   2.04    List of Shareholders Entitled to Vote ......................        2
   2.05    Notice of Meetings .........................................        3
   2.06    Adjourned Meetings and Notice Thereof ......................        3
   2.07    Quorum .....................................................        3
   2.08    Voting .....................................................        3
   2.09    Waivers of Notice of Meetings ..............................        4
   2.10    Action by Consent of Shareholders ..........................        4
   2.11    Proxies ....................................................        4
   2.12    Voting of Pledged Shares ...................................        5
   2.13    Voting of Redeemable Shares ................................        5
   2.14    Officers of Meetings .......................................        5
   2.15    Order of Business ..........................................        5
   2.16    Use of Ballots .............................................        6
   2.17    Inspectors .................................................        6

ARTICLE III - BOARD OF DIRECTORS ......................................        6
   3.01    General Powers .............................................        6
   3.02    Number of Directors ........................................        7
   3.03    Qualification ..............................................        7
   3.04    Election ...................................................        7
   3.05    Term .......................................................        7
   3.06    Resignation and Removal ....................................        7
   3.07    Vacancies ..................................................        8
   3.08    Quorum and Voting ..........................................        8
   3.09    Regulations ................................................        8
   3.10    Annual Meeting of Board of Directors .......................        9
   3.11    Regular Meetings ...........................................        9
   3.12    Special Meetings ...........................................        9
   3.13    Notice of Meetings .........................................        9
   3.14    Compensation of Directors ..................................       10
   3.15    Action Without Meeting .....................................       10
   3.16    Use of Communication Equipment .............................       10

ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS .....................       10
   4.01    Establishment of Committees ................................       10
   4.02    Executive Committee ........................................       11
   4.03    Audit Committee ............................................       11
   4.04    Finance Committee ..........................................       12
   4.05    Stock Option Committee .....................................       12
   4.06    Nominating Committee .......................................       13
   4.07    Presiding Officer and Secretary ............................       13

   4.08    Vacancies ..................................................       13

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    4.09  Meetings ......................................................     13
    4.10  Notice of Meetings ............................................     13
    4.11  Quorum; Voting ................................................     13
    4.12  Reports .......................................................     14
    4.13  Limitations on Powers .........................................     14
    4.14  Powers of the Board ...........................................     14

ARTICLE V - OFFICERS ....................................................     14
    5.01  Election ......................................................     14
    5.02  Additional Offices ............................................     15
    5.03  Election and Term of Office ...................................     15
    5.04  Vacancies .....................................................     15
    5.05  Removal, Suspension and Resignation ...........................     15
    5.06  Powers and Duties .............................................     15
    5.07  Delegation of Duties of Officers ..............................     17
    5.08  Bond ..........................................................     17

ARTICLE VI - CAPITAL SHARES .............................................     17
    6.01  Issuance of Certificates for Shares ...........................     17
    6.02  Signatures on Share Certificates ..............................     17
    6.03  Stock Ledger ..................................................     18
    6.04  Regulations Relating to Transfer ..............................     18
    6.05  Transfers .....................................................     18
    6.06  Cancellation ..................................................     19
    6.07  Lost, Destroyed, Stolen, and Mutilated Certificates ...........     19
    6.08  Fixing of Record Dates ........................................     19

ARTICLE VII - DIVIDENDS .................................................     20

ARTICLE VIII - INDEMNIFICATION ..........................................     20
    8.01  Indemnification ...............................................     20
    8.02  Insurance for Indemnification of Directors and Officers .......     22

ARTICLE IX - MISCELLANEOUS PROVISIONS ...................................     22
    9.01  Corporate Seal ................................................     22
    9.02  Fiscal Year ...................................................     23
    9.03  Waiver of Notice ..............................................     23
    9.04  Execution of Instruments, Contracts, etc ......................     23

ARTICLE X - AMENDMENTS; EMERGENCY BY-LAWS ...............................     24
   10.1   By Shareholders ...............................................     24
   10.2   By Directors ..................................................     24

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                                     BY-LAWS

                                       of

                        PIONEER COMMERCIAL FUNDING CORP.

                   a New York Corporation (the "Corporation")

                               ARTICLE I - OFFICES

               1.01 Location. The address of the registered office of the Corporation in the State of New York and the name of the registered agent at such address, if any, shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of New York as the Board of Directors may from time to time designate or the business of the Corporation may require.

               1.02 Change of Location. In the manner permitted by law, the Board of Directors may change the address of the Corporation's registered office in the State of New York and the Board of Directors may make, revoke or change the designation of the registered agent.


                            ARTICLE II - SHAREHOLDERS

               2.01 Place of Meetings. Meeting of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New York as the Board of Directors shall authorize.


               2.02 Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time to be selected by the President or the Board of Directors at least 30 days before such meeting or, in the event the President or the Board of Directors shall not make such selection at least 30 days prior to the following indicated date, at 10:00 A.M. on the last Friday in September of each year (if not a legal holiday, and if a legal holiday, then on the next business day), at such place within or without the State of New York as shall be stated in the notice of meeting. At such meeting, or at any special meeting in lieu of the annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

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               The notice of the  meeting  shall be in writing and signed by the
President or a Vice President or the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within or without the State where such meeting is to be held, and a copy thereof shall be served, either personally or by mail upon each shareholder of record entitled to vote at such meeting, and upon each shareholder of record, who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten or more than fifty days before the meeting. If mailed, it shall be directed to a shareholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

               2.03 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the President and by the President or the Secretary at the request in writing of either (a) a majority of the Board of Directors, or (b) shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

               2.04 List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list, based upon the record date for such meeting determined pursuant to Section 6.8, of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

               The stock ledger shall be the only evidence as to who are the shareholders entitled (i) to examine the stock ledger, the list of shareholders entitled to vote at any meeting, or the books


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of the  Corporation,  or (ii) to vote in  person or by proxy at any  meeting  of shareholders.

               2.05 Notice of Meetings. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating the purpose or purposes thereof and that it is being issued by or at the direction of the person or persons calling the meeting, shall be delivered or mailed in writing at least ten but not more than fifty days before such meeting, to each shareholder required or permitted to take any action or entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such shareholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been given by mail shall be evidence of the facts stated therein.

               2.06 Adjourned Meetings and Notice Thereof. Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments cause the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of any adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.5 for giving of notice of meetings.

               2.07 Quorum. At any meeting of shareholders, except as otherwise expressly required by law, or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding Capital Shares entitled to vote or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting unless a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any shareholder. Capital shares owned by the Corporation or by another corporation, if a majority of its shares entitled to vote in the election of directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

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               2.08  Voting.  At any meeting of  shareholders  each  shareholder holding, as of the record date, shares entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share held by such shareholder as of the record date as shown by the list of shareholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share on any matter, in which case every reference to a required proportion of shares shall refer to the proportion of the votes of such shares.

               Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the shares themselves or in the Corporation, sufficient in law to support an irrevocable power.

               2.09 Waivers of Notice of Meetings. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

               2.10 Action by Consent of Shareholders. Unless otherwise provided in the Certificate of Incorporation, whenever any action by the shareholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation, or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares entitled to vote thereon.

               2.11 Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act by written proxy (which may be in the form of a telegram or cable or its equivalent) given by the shareholder or the shareholder's agent. No proxy shall be valid for more than eleven months, unless a longer time is expressly provided in the proxy. Unless it is coupled with an interest or is otherwise irrevocable as provided in the Business Corporation Law, a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not


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be revoked by the death or incapacity of the  shareholder  but shall continue in
force  until  revoked  by  the  personal   representative  or  guardian  of  the
shareholder. The presence at any shareholders' meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder files written notice of revocation with the Secretary of the meeting before the voting of that proxy or the voting of the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

               2.12 Voting of Pledged Shares. Any person who has pledged shares entitled to vote at an annual or special meeting of shareholders of this Corporation shall have the right to vote those shares until they have been transferred into the name of the pledgee or a nominee of the pledgee.

               2.13 Voting of Redeemable Shares. If the Corporation issues redeemable shares, the holders of those shares shall not be entitled to vote on any matter on or after the date on which (a) written notice of redemption of the shares has been mailed to the holders of those shares, and (b) a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable authorization to pay the redemption price to the shareholders on the surrender of the share certificates.

               2.14 Officers of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the President is a member of the Board, the President shall preside at all meetings of the Board at which the Chairman of the Board is absent and the President is present. If the Chairman of the Board is absent and the President is either absent or not a member of the Board of Directors, the Executive Vice President (or, in the absence of the Executive Vice President, the most senior Vice President) present at the meeting, shall preside. The Secretary of the Corporation shall, if present, act as secretary at all meetings of shareholders. In the absence of the Secretary, any Assistant Secretary of the Corporation who is present may act as secretary of the meeting. If no Assistant Secretary is present, a temporary secretary for that particular meeting shall be designated by the presiding officer.

               2.15 Order of Business. The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares entitled to vote at the meeting, shall be as follows:

                      (a)    Call to order;

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                      (b)    Report on presence of quorum;

                      (c) Reading or waiver of proof of mailing of notice of meeting and minutes of preceding meeting;

                      (d)    Designation of inspectors of election, if any;

                      (e)    Election of directors (if applicable);

                      (f)    Old business;

                      (g)    New business;

                      (h)    Reports of officers; and

                      (i)    Adjournment.

               2.16 Use of Ballots. Elections of directors and other matters requiring shareholder approval need not be by ballot unless a shareholder requests a vote by ballot on a particular issue before the commencement of voting on that issue.

               2.17  Inspectors.

                     (a) Before any annual or special meeting of shareholders, the Board of Directors may appoint one or more inspectors to act as such at the meeting.

                     (b) In connection with any annual or special meeting of shareholders, if inspectors are not appointed by the Board of Directors or if they fail to qualify, the presiding officer at the meeting may and, on the request of any shareholder entitled to vote at the meeting, shall appoint one or more individuals to act as inspectors at the meeting.

                     (c) If an individual appointed as inspector fails to appear, qualify, or act as an inspector, the vacancy may be filled by the Board of Directors before the applicable meeting or at the meeting by the presiding officer at the meeting.

                     (d) Before performing their duties, all inspectors shall sign an oath or affirmation to execute faithfully the duties of inspector with strict impartiality and according to the best of their abilities.

                     (e) No person shall be elected a director at a meeting at which he or she has served as an inspector.

                        ARTICLE III - BOARD OF DIRECTORS

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               3.01 General  Powers.  The property,  business and affairs of the
Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

               3.02 Number of Directors. The Board of Directors of the Corporation shall consist of at least three and not more than seven members, provided, however, that when all of the issued and outstanding shares of the Corporation's capital stock are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitations, the number of directors constituting the entire Board of Directors, to serve until the next annual meeting of shareholders, shall be such number as shall be designated by resolution of the Board of Directors adopted prior to the annual meeting of shareholders. In the absence of such resolution, the number of directors to be elected at such annual meeting shall be the number last fixed by the directors, and if no such number ever shall have been fixed by the directors, the Board of Directors shall consist of three members.

               3.03 Qualification. Directors must be at least eighteen years of age, but need not be shareholders of the Corporation.

               3.04 Election. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation shall be elected in each year at the annual meeting of shareholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting need not be written ballot.

               3.05 Term. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.


               3.06 Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise


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specified therein,  the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the shareholders.

               3.07 Vacancies. Vacancies in the Board of Directors (unless the vacancy be caused by the removal of a director without cause) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A vacancy caused by the removal of a director without cause shall be filled by a vote of the holders of a majority of the shares entitled to vote for the election of directors.

               If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section for the filling of other vacancies.

               Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

               3.08 Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of directors (but not less than one-third of the total number of directors) shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

               The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number.

               3.09 Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the



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Certificate of  Incorporation  or these  By-Laws,  as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of New York as the Board of Directors may from time to time determine. The Corporation shall keep at its registered office in the State of New York a record containing the names and addresses of all shareholders of the Corporation, the number and class of shares held by each shareholder, and the dates when they respectively became the owners of record. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

               3.10 Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need by given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

               3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of New York, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

               3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board or the President, and shall be called by the President or Secretary upon the written request of a majority of the whole Board of Directors directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time when and place where such special meeting shall be held, shall be given to each director.

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               3.13  Notice of  Meetings.  Notice of any meeting of the Board of
Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least two days before the day on which such special meeting is to be held, or (ii) if sent to him at such address by telegram, mailgram, cable, overnight courier, e.g., Federal Express, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting is to be held. Each notice shall state the time and place of the meeting.

               3.14 Compensation of Directors. Directors shall or shall not be compensated for their services and reimbursed for their expenses as employees, officers, Directors, and members of Board committees in accordance with such reasonable policies as shall be established from time to time by the affirmative vote of a majority of Directors in office. The Board may, if it deems it appropriate, provide for no compensation, or for reduced or no additional compensation for Board members who are compensated employees of the Corporation.

               3.15 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

               3.16 Use of Communication Equipment. Unless the Certificate of Incorporation provides otherwise, where appropriate communication facilities are reasonably available, any or all of the members of the Board of Directors, or any committee, thereof may participate in part or in all of a meeting of the Board by means of conference telephone or by any other means of communication by which all persons participating in the meeting are able to hear each other.

                ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS

               4.01 Establishment of Committees. The Board of Directors may designate an Executive Committee from among its members, consisting of three or more Directors, and may at any time designate additional committees including, but not limited


                                       10



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

to, Audit, Finance, Nominating and/or Stock Option Committees, each of which shall consist of one or more Directors, by the affirmative vote of a majority of the entire Board. Subject to the limitations contained in Sections 4.02 and 4.13 below, the Executive Committee shall have the maximum authority permitted by law in effect at the time of the exercise of that authority. Each additional committee shall have the authority, not exceeding the authority of the Executive Committee, specified by the Board in resolutions adopted by a majority of the entire Board.

               4.02  Executive Committee.

                     (a) If the Board of Directors designates an executive committee, meetings thereof shall be called by the Chairman of such committee, or by the Secretary, at the direction and upon the request of the Chairman of such committee, the President, or any two members of such committee. Notice of a meeting of the Executive Committee shall in each instance be given to each member of the Executive Committee at such member's last known business address, at least four hours before a meeting of such committee, either orally or in writing, delivered personally or by telephone or facsimile transmission. Such meetings shall be held at such time and place as shall from time to time be determined by the Executive Committee. At the request of any member of the Executive Committee during any meeting thereof, a special meeting of the full Board of Directors may be called and/or a telephonic conference call shall be placed in order that the full Board of Directors may be informally present at such meeting, and in such event the effectiveness of any action taken by the Executive Committee at such meeting shall be contingent upon ratification thereof by the full Board of Directors.

                     (b) The Executive Committee may adopt its own rules of procedure not inconsistent with these by-laws. The Executive Committee shall have and may exercise, except as otherwise specifically prohibited by the laws of the State of New York or limited by resolutions passed by a majority of the whole Board, such powers of the Board of Directors as can lawfully be delegated by the Board of Directors, subject to the limitations contained in the preceding Subsection.

               4.03  Audit Committee.

                     (a) If the Board of Directors designates a Stock Option Committee, such Committee shall be established and comprised solely of Directors independent of management of the Corporation and free from any relationships that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. In addition, a majority of such Audit Committee shall be composed of independent Directors who were not formerly officers of the Corporation.

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

                     (b) Meetings of the Audit Committee may be called by any executive officer of the Corporation, any member of the Audit Committee or the partner in charge of the Corporation's accounts at the firm of independent public accountants of the Corporation (the "accountants"), in each case upon two days' notice to each of the other members of such Committee, either personally or by mail, telegram or telephone. Such meetings shall be held at such time and place as shall from time to time be determined by the Audit Committee.

                     (c) The responsibilities of the Audit Committee shall be as follows:

                         (i) To recommend to the Board of Directors for approval
by the shareholders a firm of independent public accountants, hereinafter called the accountants, to audit the accounts of the Corporation, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the accountants is appointed.

                         (ii) To meet jointly and/or  separately  with the chief
financial officer of the Corporation and the accountants before commencement of the audit (x) to discuss the evaluation by the accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries, (y) to approve the overall scope of the audit to be made and the fees to be charged, and (z) to inquire regarding and discuss with the accountants recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation's financial statements.

                         (iii) To meet jointly and/or  separately with the chief
financial officer and the accountants at the conclusion of the audit: (w) to review the audited financial statements of the Corporation, (x) to discuss the results of the audit, (y) to discuss any significant recommendations by the accountants of improvement of accounting systems and controls of the Corporation, and (z) to discuss the quality and depth of staffing in the accounting and financial departments of the Corporation.

                         (iv)  To  meet  and  confer  with  such   officers  and
employees of the Corporation as the Audit Committee shall deem appropriate in connection with carrying out the foregoing responsibilities.

               4.04 Finance Committee. If the Board of Directors designates a Finance Committee, at least a majority of the members of such committee shall be neither officers nor otherwise employed by the Corporation. The Finance Committee shall have the power to fix from time to time the compensation of all principal officers


                                       12


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

of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

               4.05 Stock Option Committee. If the Board of Directors designates a Stock Option Committee, at least a majority of the members of such committee shall be neither officers nor otherwise employed by the Corporation. Such Committee shall have the power to grant options under any stock option plan of the Corporation which by its terms is administered by a Stock Option Committee and shall be authorized to take any and all action necessary to be taken by a Stock Option Committee pursuant to the terms of any stock option plan adopted by the Board of Directors. The Stock Option Committee shall also have such other powers with respect to stock options as may be delegated by the Board of Directors.

               4.06 Nominating Committee. If the Board of Directors designates a Nominating Committee, at least a majority of the members of such committee shall be neither officers nor otherwise employed by the Corporation. Such Committee shall review and make recommendations to the Board with respect to candidates for Directors of the Corporation and any of its subsidiaries, and to review assignments of Directors to committees of the Board.

               4.07 Presiding Officer and Secretary. If the President is a member of any committee, the President shall serve as the chairperson of the committee. If the President is not a member of a committee, then the committee may choose one of its members to act as chairperson, unless the Board designates a chairperson. Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

               4.08 Vacancies. Vacancies in the membership of any committee may be filled by the Board, pursuant to a resolution adopted by a majority of the entire Board, for the unexpired term of the member whose death, resignation, removal, or disability caused the vacancy.

               4.09 Meetings. Each committee shall adopt its own rules of procedure. Each committee shall meet at whatever times it may determine by resolution, and shall also meet whenever called together by the Board. Members of committees may attend meetings through the medium of communications equipment, in the same manner as members of the Board; any committee may act by unanimous written consent instead of a meeting, in the same manner as the Board. Written consents submitted by all of the members of a committee shall have the same effect as a unanimous vote of the committee for all purposes.

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

               4.10 Notice of Meetings. If a committee establishes regular meeting dates, it shall not be necessary to give notice of a regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the Board of Directors.

               4.11 Quorum; Voting. Except as otherwise provided by the certificate of incorporation, each Director shall have one vote at a meeting of a Board committee, and the participation of the Directors with a majority of the votes of the committee shall constitute a quorum for the transaction of business. A quorum at any meeting of any committee shall be a majority of the entire committee, except that if any committee consists of only one member, then that one Director constitutes a quorum. Every act or decision by a majority of the Directors present at a duly held committee meeting at which a quorum is present shall be regarded as the act of the committee.

               4.12 Reports. Actions taken at a meeting of any committee shall be reported to the Board at its next meeting, except that when the meeting of the Board is held within two days after a committee meeting, the report may be made at the second Board meeting following the committee meeting.

               4.13 Limitations on Powers. No committee of the Board shall have authority to do any of the following:

                     (a) Make, alter, or repeal any by-law of the Corporation;

                     (b) Elect or appoint any Director, or remove any officer or Director;

                     (c) Submit to the shareholders any action that requires their approval; or

                     (d) Amend or repeal any resolution adopted by the Board that by its terms is amendable or repealable only by the Board.

               4.14 Powers of the Board. By resolution adopted by a majority of the entire Board, the Board shall have the power to:

                     (a) Appoint one or more Directors to serve as alternate members of any committee and to act in the absence or disability of members of any committee with all the powers of the absent or disabled members;

                     (b) Abolish any committee at its pleasure; and

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

                     (c) Remove any Director from membership on any committee at any time, with or without cause.

                              ARTICLE V - OFFICERS

               5.01 Election. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and any other officers, including without limitation one Executive Vice President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, as the Board deems necessary. All officers shall be elected by the Board of Directors. The President, Treasurer, Secretary, and any other officers that the Board considers appropriate shall be elected at the regular Board meeting immediately following the annual meeting of shareholders. Any two or more offices may be held by the same person; provided, however, that no officer shall be authorized to verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two or more offices.

               5.02 Additional Offices. The Board of Directors may from time to time elect any other officers that it deems necessary, who shall hold their offices for the terms and have the powers and duties prescribed by the Board.

               5.03 Election and Term of Office. Each officer shall hold office from the date elected until the next annual election of officers, and until a successor has been elected unless the officer has previously resigned or been removed. All officers of the Corporation shall hold office at the pleasure of the Board of Directors.

               5.04  Vacancies.   Any  vacancy  in  the  offices  of  President,
Treasurer, and Secretary shall be filled promptly by the Board. Any vacancy in any other office may be filled by the Board at its discretion.

               5.05  Removal, Suspension and Resignation.

                     (a) Any officer elected by the Board may be removed by the Board either with or without cause. Any officer elected by the shareholders may be removed, with or without cause, only by the shareholders. However, the Board may suspend for cause the authority of an officer appointed by the shareholders pending shareholder action. The removal or suspension of an officer shall be without prejudice to any contract rights that the officer may have. Election of an officer shall not, in and of itself, create contract rights.

                     (b) Any officer may resign at any time by giving written notice to the Board or to the President. The resignation will be effective on receipt, or at any later time specified in the resignation. Unless otherwise specified in the resignation, its acceptance is not necessary to make it effective.

               5.06 Powers and Duties. The officers of the Corporation shall have the responsibilities set forth in these by-laws. The officers may have additional responsibilities as determined by the Board of Directors, the Executive Committee (if any) and, in the case of all officers other than the President, the President, provided that any additional responsibilities are not inconsistent with the provisions of these by-laws. Without limiting the foregoing, the officers shall have the following duties and responsibilities:

                     (a) President. The President shall be the chief executive officer of the Corporation and, as such, shall have general supervision over the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall be a member ex officio of each standing committee to which he or she is not personally appointed. Subject to the control of the Board of Directors, the President may enter into any contract or execute and deliver any instruments on behalf of the Corporation. The President, if the Chairman of the Board shall be absent, shall preside at all meetings of the shareholders and, if the President is also a Director, he shall preside, in the absence of the Chairman of the Board, at all meetings of the Board of Directors that he or she attends. In general, the President shall perform all duties incident to the office of the President, and any other duties that may be assigned by the Board of Directors.

                     (b) Vice President. In the order of their seniority unless otherwise determined by the Board of Directors, the Executive Vice President (if any) shall perform the functions of the President in the absence or disability of the President. In addition, they shall perform all other functions prescribed by the President or the Board of Directors.

                     In the order of their seniority unless otherwise determined by the Board of Directors, the Vice Presidents (if any) shall perform the functions of the President in the absence or disability of the President and the Executive Vice President (if any). They shall perform all other duties and have whatever other powers prescribed by the President or the Board of Directors.

                     (c) Treasurer. Unless a Vice President shall be appointed the Chief Financial Officer of the Corporation, the Treasurer shall be the Chief Financial Officer. He or she shall

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

have charge and custody of, and be responsible for, all funds and securities of the Corporation. The Treasurer shall deposit all funds in the name of the Corporation in the institutions selected by the Board of Directors. The Treasurer shall keep or cause to be kept books of account on behalf of the Corporation and shall make these books available to any of the Directors of the Corporation during business hours at the office of the Corporation where the books and records are kept. In general, the Treasurer shall perform all the duties incident to the office of the Treasurer and any other duties as may be assigned by the President or the Board of Directors.

                     (d) Assistant Treasurer. Assistant Treasurers shall perform all of the duties and responsibilities of the Treasurer whenever the Treasurer is unavailable to perform the duties of the office, and shall perform all other duties as may be assigned to them by the Board of Directors, the President, or the Treasurer.

                     (e) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and shall keep the minutes of those meetings in a book or books to be provided for that purpose. The Secretary shall cause notices of meetings to be given in accordance with these by-laws. In general, the Secretary shall perform all the duties incident to the office of the Secretary and any other duties as may be assigned by the President or the Board of Directors.

                     (f) Assistant Secretaries. Assistant Secretaries shall perform all of the duties and responsibilities of the Secretary whenever the Secretary is unavailable to perform the duties of the office, and shall perform all other duties and exercise all other powers as may be assigned to them by the Board of Directors, the President, or the Secretary.

                     5.07 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

                     5.08 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

                           ARTICLE VI - CAPITAL SHARES

               6.01 Issuance of Certificates for Shares. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as is prescribed by law and as shall be approved by the Board of Directors, certifying the number of capital shares of the Corporation owned by such shareholder.

               6.02 Signatures on Share Certificates. Certificates for capital shares of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

               If any such certificates are countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

               6.03 Stock Ledger. A record of all certificates for capital shares issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of the person, firm or corporation in which certificates for capital shares are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled, the date of cancellation thereof.

               The Corporation shall be entitled to treat the holder of record of capital shares as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any capital share on the part of any other person whether or not the Corporation shall have express or other notice thereof.

               6.04 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and

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

registration of certificates for capital shares of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital shares to bear the signature or signatures of any of them.

               6.05 Transfers. Transfer of capital shares shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the capital shares being transferred, and (iii) a written assignment of the capital shares evidenced thereby.

               6.06 Cancellation. Each certificate for capital shares surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 6.7) until such existing certificate shall have been cancelled.

               6.07 Lost, Destroyed, Stolen, and Mutilated Certificates. In the event that any certificate for capital shares of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen, or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital shares in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

               6.08 Fixing of Record Dates. (a) The Board of Directors may fix, in advance, a record date, which shall not be

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

more than fifty nor less than ten days before the date of any meeting of shareholders, nor more than fifty days prior to any other action, for the purpose of determining shareholders entitled to notice of or to vote at such meeting of shareholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action.

                     (b)  If no record date is fixed by the Board of Directors:

                         (i)  The  record  date  for  determining   shareholders
entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                         (ii) The record date for determining  shareholders  for
any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution or consents to the action relating thereto.

                     (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.


                             ARTICLE VII - DIVIDENDS

               Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board of Directors may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                         ARTICLE VIII - INDEMNIFICATION

               8.01 Indemnification. (a) The Corporation shall, to the full extent permitted by applicable law, indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses,including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

                     (b) The Corporation shall, to the full extent permitted by applicable law, indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification



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under this paragraph shall be made in respect of (1) a threatened  action,  or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

               Any indemnification by the Corporation pursuant hereto shall only be made in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled under the applicable laws.

               8.02 Insurance for Indemnification of Directors and Officers. The Corporation may purchase and maintain insurance:

                    (a) To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article VIII, and

                    (b) To indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this
Article VIII, and

                    (c) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the Superintendent of Insurance of the State of New York, for a retention amount and for co-insurance.

               No insurance however, may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                    (a) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not


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legally entitled, or

                    (b) in relation to any risk the insurance of which is prohibited under the law.

               In the event that any expenses or other amounts are paid by or for the Corporation by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, mail to all shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

               9.01 Corporate Seal. The Corporation's seal shall be inscribed with the name of the Corporation, the year of its incorporation, and the words "New York." The seal may be used by causing it or a facsimile to be impressed or reproduced on a document or instrument, or affixed to a document or instrument.

               9.02 Fiscal Year. Unless the Board of Directors, by resolution, fixes a different date of commencement of the Corporation's fiscal year, the fiscal year of the Corporation shall begin on the first day of April of each year.

               9.03 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

               Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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               9.04  Execution  of  Instruments,  Contracts,  etc.  All  checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate.

               Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

               All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

                    ARTICLE X - AMENDMENTS; EMERGENCY BY-LAWS

               10.1 By Shareholders. These By-Laws may be altered, amended, repealed or added to, or new By-Laws may be adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote for the election of any director at an annual meeting or at a special meeting called for that purpose, provided, however, that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting, in conformity with the requisites of Section 2.5 hereof, which notice shall state the alterations, amendments, additions or changes which are proposed to be made in such By-Laws.

               10.2 By Directors. To the extent permitted by the Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-laws may be adopted at any regular or special meeting of the Board of Directors by a resolution adopted by affirmative vote of a majority of the whole Board of Directors; provided, however, that:

                     (a) any  By-law  adopted by the Board of  Directors


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may be  altered,  amended  or  repealed  by  majority  vote of the  shareholders entitled to vote for the election of directors; and

                     (b) if any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.







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